UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2017

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Holger Way

San Jose, CA 95134-1376

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Brocade Communications Systems, Inc. (the “Company”) approved the Brocade Senior Leadership Plan (the “Plan”), a cash bonus plan applicable to certain senior executives, for fiscal 2017. The Plan is administered by the Committee. The following is a brief description of the Plan:

Eligibility. Certain senior executives of the Company, including the Company’s principal executive officer (Lloyd A. Carney), the Company’s principal financial officer (Daniel W. Fairfax), and each of the Company’s other named executive officers (Jeffrey P. Lindholm, Ken K. Cheng and Gale E. England), are eligible to participate in and earn cash bonuses under the Plan.

Elimination of Performance Metrics. The uncertainties associated with the proposed acquisition of the Company by Broadcom Limited (“Broadcom”), and Broadcom’s planned divestiture of the Company’s IP Networking business, are expected to impact the Company’s overall performance in ways that are difficult to measure. Consequently, the Committee determined that the customary performance metrics that have guided the calculation and payment of incentive compensation in previous years will not serve their past purposes and determined to eliminate such performance metrics under the Plan for the Company’s fiscal 2017.

Calculation of Cash Bonus Payouts. Cash bonus payouts under the Plan for each participant are calculated by multiplying the participant’s annual incentive percentage, as approved by the Committee, by the participant’s highest annual base salary during the performance period, subject to pro-ration as described below.

Pro-Rata Payouts. The Plan provides for pro-rata payouts in the event of certain qualifying terminations of employment (as defined in the Plan) of a Plan participant, subject to the participant’s execution of a general release of claims. Any participant whose employment otherwise terminates during fiscal 2017 is not eligible to receive any payout under the Plan. Pro-rata payouts will not be made, however, if the participant is entitled to receive a specified bonus under an existing change of control or severance agreement.

Payout Period. Cash bonuses under the Plan generally will be paid out within 30 business days after the end of the Company’s fiscal 2017. Pro-rata payouts generally will be made within 30 business days following a qualifying termination of employment and the effectiveness of the related general release of claims. The Committee will determine whether any participant who terminates employment with the Company in connection with a corporate transaction will receive any Plan benefits in connection with such termination and whether and how the Plan will continue to apply to such participant if he or she accepts an offer of employment with another entity in connection with a corporate transaction.

Financial Covenant Compliance. The Plan provides that payouts under the Plan may be reduced or delayed under certain circumstances to the extent necessary to avoid material non-compliance with financial covenants.

Payments to Named Executive Officers. The maximum cash bonus payouts that may be made under the Plan to the Company’s named executive officers are as follows:

Named Executive Officer	Fiscal 2017 Annual Base Salary	Fiscal 2017 Annual Incentive Percentage	Fiscal 2017 Maximum Cash Bonus Payout(1)
Lloyd A. Carney	$850,000	150%	$1,275,000
Daniel W. Fairfax	$465,000	100%	$465,000
Jeffrey P. Lindholm	$440,000	125%	$550,000
Ken K. Cheng	$455,000	110%	$500,500
Gale E. England	$420,000	100%	$420,000

(1)	Values in this column assume the named executive officer remains an employee of the Company through the end of fiscal 2017.

A full copy of the Plan will be filed with the Company’s quarterly report on Form 10-Q for the second fiscal quarter of 2017.

Item 8.01.	Other Events.

As previously reported, on November 2, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Broadcom Limited (“Broadcom”) pursuant to which Broadcom agreed to acquire the Company. Under the terms of the Merger Agreement, the acquisition cannot be completed until the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), applicable to the transactions contemplated by the Merger Agreement has expired or been terminated, the parties have obtained affirmative approval or clearance required under the antitrust laws of the European Union, Japan and the People’s Republic of China, and the other closing conditions under the Merger Agreement have been satisfied or waived.

Also as previously reported, on January 4, 2017, in consultation with the Federal Trade Commission (“FTC”) and the Company, Broadcom refiled its premerger notification and report form with the FTC and the Antitrust Division of the Department of Justice under the HSR Act. As a result, the waiting period under the HSR Act with respect to the transactions contemplated by the Merger Agreement was scheduled to expire at 11:59 p.m., Eastern Time, on February 3, 2017, unless extended by a request for additional information or terminated earlier.

On February 3, 2017, each of the Company and Broadcom received a request for additional information and documentary materials, commonly referred to as a “second request,” from the FTC. The FTC’s second request is a standard part of the review process and has the effect of extending the waiting period under the HSR Act until 30 days after the parties substantially comply with the request, unless the waiting period is extended voluntarily by the parties or terminated earlier by the FTC. The Company intends to continue to cooperate fully with the FTC in connection with its review.

The Company continues to expect that the acquisition will be consummated in the second half of its fiscal year 2017 (which begins on April 30, 2017 and ends on October 28, 2017), subject to the satisfaction or waiver of all closing conditions.

Legal Notice Regarding Forward-Looking Statements

This communication, and any documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the outcome of any legal proceedings that have been or may be instituted against the Company related to the Merger Agreement or the proposed transaction, and (v) other risks described in the Company’s and Broadcom’s filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: February 7, 2017	By:	/s/ Ellen A. O’Donnell
Ellen A. O’Donnell
Senior Vice President, General Counsel and Corporate Secretary